Exhibit 23.01

              REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF
                              INDEPENDENT AUDITORS

 The Board of Directors and Stockholders
 BroadVision, Inc.:

The audits referred to in our report dated January 26, 1999, except as to Note 10 which is as of October 11, 1999, included the related financial statement schedule as of December 31, 1997 and 1998, and for each of the years in the three-year period ended December 31, 1998. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-62619 and 333-14057) on Form S-8 of BroadVision, Inc. of our report dated January 26, 1999, except as to Note 10 which is as of October 11, 1999, relating to the consolidated balance sheets of BroadVision, Inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of BroadVision, Inc. dated October 11, 1999.

                                                                  KPMG LLP

Mountain View, California
March 1, 2000


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